Exhibit 10.1


                                        March 11, 1996


Affiliated Business Credit Corporation
72 Queen Street
Southington, CT 06489


Gentlemen:

      This letter sets forth our agreements with respect to the obligations described below of Farmstead Telephone Group, Inc. (the "Borrower") to Affiliated Business Credit Corporation ("ABCC").

      The Borrower acknowledges that it is unconditionally indebted to ABCC with respect to the demand revolving loan (the "Revolving Loan") extended by ABCC to Borrower in the original principal amount of $1,500,000 which is evidenced by, among other things, a Commercial Revolving Loan and Security Agreement (the "Loan Agreement") and a $1,500,000 Revolving Promissory Note, each dated June 5, 1995 (the "Revolving Promissory Note"), the current principal balance of which as of March 1, 1996 is $1,361,138.28, plus interest accrued and accruing thereon and costs and expenses of collection, including without limitation, attorneys' fees (collectively, the "Indebtedness"). Additionally, the Borrower acknowledges that it has no defense, offset or counterclaim to its obligations with respect to the Indebtedness and further that it has no other claim whatsoever against ABCC (whether arising in contract, tort or otherwise) with respect to the Indebtedness or any other matter whatsoever.

      The Borrower has requested that ABCC: (i) increase the maximum aggregate amount of advances permitted to be outstanding at any one time under the Revolving Loan from $1,500,000 to $2,000,000; (ii) extend the Term to May 31, 1997; (iii) temporarily increase the percentage of Eligible Inventory included in the Borrowing Base from 25% to 40%, followed by a gradual reduction back to 25%; and (iv) consent to the investment of $250,000 by the Borrower in a new limited liability company owned by the Borrower (the "LLC"), which investment was used by the LLC to purchase from AT&T Systems Leasing Corporation ("AT&T") assets located at AT&T's facility in Piscataway, New Jersey (collectively, the "Accommodations"). Capitalized terms used herein that are not defined herein have the meanings ascribed to them in the Loan Agreement.

      ABCC has agreed to extend the Accommodations but only on the following terms and conditions:

      1. As an inducement to and in consideration of ABCC's agreements contained herein, the Borrower represents, warrants and acknowledges to ABCC that (a) all representations and warranties contained in the Loan Agreement and in the other documents executed in connection with the Indebtedness (collectively, including the Loan Agreement, the "Loan Documents") are true and correct on and as of the date hereof (except as set forth on revised schedules to the Loan Agreement to be delivered by the Borrower to ABCC within seven (7) days of the date hereof) and are incorporated herein by reference and hereby remade; (b) the resolutions previously adopted by the Board of Directors of the Borrower and provided to ABCC have not in any way been rescinded or modified and are now in full force and effect, except to the extent that they have been modified or supplemented to authorize this Agreement and the transactions described herein; (c) no event of default has occurred or is continuing under any of the Loan Documents and no condition exists which would constitute an event of default thereunder but for the giving of notice or passage of time, or both; and (d) the consummation of the transactions contemplated hereby is not prevented or limited by, nor does it conflict with or result in a breach of the terms, conditions or provisions of, any evidence of indebtedness, agreement or instrument of whatever nature to which the Borrower is a party or by which it is bound, does not constitute a default under any of the foregoing, and does not violate any federal, state or local law, regulation or order of any court or agency which is binding upon the Borrower.

      2.  The Loan Agreement is hereby amended as follows:

            (a) by deleting all references in the Loan Agreement to "$1,500,000" in their entirety and substituting "$2,000,000" therefor;

            (b) by deleting the definition of Borrowing Base and substituting therefor the following definition: "Borrowing Base" shall mean an amount equal to the lesser of: (i) TWO MILLION DOLLARS ($2,000,000), or (ii) an amount equal to the aggregate of (1) seventy-five percent (75%) of Eligible Accounts and (2) the lesser of (A) the Inventory Advance Percentage of Eligible Inventory, or
      (B) Maximum Inventory Advance Amount.

            (c)  by adding the following definitions:

      "Inventory Advance Percentage" shall mean 40% during March, April and May, 1996; 38% during June, 1996; 37% during July, 1996; 35% during August, 1996; 34% during September, 1996; 32% during October, 1996; 31% during November, 1996; 29% during December, 1996; 28% during January, 1997; and 25% from and at all times after February 1, 1997.

      "Maximum Inventory Advance Amount" shall mean $425,000 during March, April and May, 1996; $412,500 during June, 1996; $400,000 during July, 1996; $387,500 during August, 1996; $375,000 during September, 1996;
$362,500 during October, 1996; $350,000 during November, 1996; $337,500 during December, 1996; $325,000 during January, 1997; and $300,000 from and at all times after February 1, 1997.

            (d) by deleting clause (ii) of Section 3.1(a) and substituting the following clause (ii): "(ii) a minimum assumed monthly loan balance of (A) prior to May 31, 1996, $600,000, and (B) on and after May 31, 1996, $700,000 (the "Minimum Balance").". Lender agrees that it will consider a modification of the Minimum Balance. Any such reduction in the Minimum Balance will be at the Lender's discretion and shall be based, upon other things, Lender's receipt of evidence that Borrower has raised additional equity;

            (e) by deleting the reference to "May 31, 1996" in Section 12.1(a) and substituting "May 31, 1997" therefor;

            (f) by adding the following Section 13.14 to the end of the Loan Agreement:

            "Section 13.14 Provisions Relating to Investment in LLC. Notwithstanding any other provision hereof, the Borrower may invest up to $450,000 in Farmstead Asset Management Services, LLC, a Delaware limited liability company (the "LLC"). The Borrower hereby covenants and agrees that (a) the Borrower and its affiliates will continue at all times until the termination of this Agreement to own 100% of the equity interests in the LLC; (b) the inventory of the LLC shall be maintained separate from any inventory of the Borrower;
      (c) all accounts receivable of the LLC will be billed and invoiced under the LLC's name, and there will be no reference to the Borrower in such bills or invoices unless such bills or invoices clearly state that the Borrower and the LLC are separate and distinct corporations; (d) no borrowing certificate, report or other information provided by the Borrower to Lender will list or include any inventory or accounts receivable of the LLC; and (e) the Borrower will not transfer any asset to the LLC or make any loan to or investment in the LLC, except for an investment of $450,000 in the LLC in connection with its purchase of assets from AT&T as referred to above and except for purchases by the Borrower, for fair consideration, of inventory from the LLC in the ordinary course of the LLC's business (it being expressly agreed and understood that, without limiting Lender's discretion, no such inventory shall be Eligible Inventory unless Borrower provides to Lender evidence satisfactory to Lender that (1) Borrower has (A) filed a Notice of Business Activities Report with the appropriate office or agency for New Jersey in the then current year, or (B) received a Certificate of Authority to do business and is in good standing in New Jersey,
      (2) title to such inventory is held by Borrower, and (3) such inventory is subject to Lender's perfected first security interest and to no other lien or security interest)."

      3. Contemporaneously herewith, the Borrower shall execute and deliver to ABCC: (i) a $2,000,000 Amended and Restated Revolving
Promissory Note in form and content satisfactory to ABCC (the "Amended and Restated Revolving Promissory Note"), which shall supersede and replace the Revolving Promissory Note.

      4. All references in the Loan Agreement to the Revolving Promissory Note are hereby deleted and replaced with "Amended and Restated Revolving Promissory Note". The copy of the Revolving Promissory Note attached to the Loan Agreement as Exhibit A is hereby deleted and a copy of the Amended and Restated Revolving Promissory Note attached hereto is attached in lieu thereof.

      5. Contemporaneously herewith, the Borrower shall pay to ABCC a commitment fee of $15,000 in consideration of the amendments set forth herein.

      6. Contemporaneously herewith, the LLC shall execute (a) an unconditional guaranty, in form and substance acceptable ABCC, of all indebtedness of the Borrower to ABCC, now existing or hereafter arising,
(b) a security agreement, in form and substance acceptable to ABCC, pursuant to which the LLC shall grant a lien to ABCC on all of its assets as collateral for such guaranty, and (c) financing statements for filing in New Jersey and Connecticut.

      7. Contemporaneously herewith, the Borrower shall execute financing statements for filing in New Jersey and Connecticut.

      8. The Borrower acknowledges and agrees that all indebtedness, liabilities and obligations of the Borrower to ABCC, including without limitation, the Indebtedness evidenced by the Amended and Restated Revolving Promissory Note shall continue to be secured by a first lien on and security interest in all of the Borrower's assets.

      9. This Agreement and the other Loan Documents constitute the entire understanding and agreement among the parties hereto and supersede any prior or contemporaneous oral understanding with respect to the subject matter hereof. Except as expressly modified herein, the Loan Documents remain unmodified and in full force and effect in accordance with their terms. To the extent that there is a conflict between this Agreement and the Loan Documents, the terms of this Agreement shall prevail.

      If the foregoing is in accordance with your agreement, please indicate the same by signing below.



WITNESSED:                              Very truly yours,

__________________________________      FARMSTEAD TELEPHONE GROUP, INC.


__________________________________      By: /s/ Robert G. LaVigne
                                        Its Vice Predident-Finance & Admin.


Reviewed and Agreed to:

AFFILIATED BUSINESS CREDIT CORPORATION


By: /s/ Paul F. Buzzelli
    Its Vice President